Exhibit 21

List of Subsidiaries
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            Name                                    Jurisdiction
---------------------------------           ---------------------------

In Vivo Medical Diagnostics, Inc.           Delaware
IVMD(UK) Ltd.                               England and Wales
Jopejo Ltd.                                 England and Wales